Exhibit (j)
                                                                     -----------


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Registered Public Accounting Firm" and to the inclusion in the Statement of Additional Information constituting part of this Pre-effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of Realty Funds, Inc. of our report dated September 20, 2007, relating to the statements of assets and liabilities of Realty Funds, Inc. consisting of Adelante Shares RE Growth(TM) Exchange-Traded Fund, Adelante Shares RE Value(TM) Exchange-Traded Fund, Adelante Shares RE Classics(TM) Exchange-Traded Fund, Adelante Shares RE Kings(TM) Exchange-Traded Fund, Adelante Shares RE Yield
Plus(TM) Exchange-Traded Fund, Adelante Shares RE Shelter(TM) Exchange-Traded Fund, and Adelante Shares RE Composite(TM) Exchange-Traded Fund, as of September 10, 2007, which is also included in the Registration Statement.


/s/ Eisner LLP


New York, New York
September 20, 2007